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                                  EXHIBIT 99.2
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REVOCABLE PROXY

                       FIRST GASTON BANK OF NORTH CAROLINA
                             804 South New Hope Road
                         Gastonia, North Carolina 28054


                              APPOINTMENT OF PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Loretta P. Dodgen, Ed.D., H. Ray McKenney, Jr. and Susan B. Mikels, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of First Gaston Bank of North Carolina ("First Gaston") held of record by the undersigned on October 5, 2001, at the Special Meeting of Shareholders of First Gaston to be held at The Schiele Museum at 1500 East Garrison Boulevard, Gastonia, North Carolina, at 3:00 p.m. on November 27, 2001, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:


1. APPROVAL OF SHARE EXCHANGE. Approval of the Agreement and Plan of Share Exchange by and among Catawba Valley Bank, Catawba Valley Bancshares, Inc. and First Gaston Bank of North Carolina dated as of June 29, 2001.


         [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN


2. OTHER BUSINESS. On such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.




          PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE
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             SIDE AND RETURN TO FIRST GASTON BANK OF NORTH CAROLINA
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THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED
ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE
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PROPOSAL. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES
TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF FIRST GASTON BANK A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.




                                    Dated:                                , 2001
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                                    Signature


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                                    Signature if held jointly


                                    Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.






     IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.